UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015 (April 17, 2015)

INTERNET AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas	001-25147	86-0778979

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6210 Rothway Street, Suite 100 Houston, Texas		77040

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 968-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2015, Internet America, Inc. a Texas corporation (the “Company”) and AirCanopy Internet Services, Inc., a Texas corporation (the “Purchaser”), entered into an asset purchase agreement (the “Purchase Agreement”). Under the Purchase Agreement the Company agreed to sell substantially all of the Company’s wireless and other internet service assets required for operating the Company’s wireless broadband and internet service business as well as certain real property (collectively, the “Assets”) to the Purchaser and the Purchaser agreed to assume certain liabilities of the Company, including certain leases and deferred revenue in exchange for a cash purchase price of $13,500,000, subject to various purchase price adjustments (the “Asset Sale”). The effective date of the Asset Sale is expected to be June 1, 2015, and it is expected to close in June 2015, subject to the satisfaction of certain closing conditions, which includes obtaining the approval of the Company shareholders. The Company intends to distribute the net proceeds from the Asset Sale and its net excess cash to its shareholders subject to any reductions, if any, in the event of any claims by Purchaser arising out of any breach of the representations and warranties of the Purchase Agreement. Management anticipates distributing to its Shareholders in June 2015, and over the subsequent four months, between $0.68 and $0.70 per share.

The Purchase Agreement contains customary representations and warranties of the parties and covenants of the Company.  It also includes certain termination rights, including, among others: (i) the Purchaser has a right to terminate if the Company receives certain acquisition proposals and exercises its right to withhold, withdraw, amend or modify its approval of the Purchase Agreement before it obtains shareholder approval; and (ii) Either party has a right to terminate if: the Company does not obtain shareholder approval on or before June 30, 2015; the closing does not occur on or before June 30, 2015, absent any breach by the terminating party; or there is a material adverse loss in the Company’s internet service revenue before the closing date.

The Purchaser may be required to pay liquidated damage, in certain circumstances, of 7.5% of the cash purchase price. These circumstances include the failure of Purchaser to perform its obligations at closing or terminating the Purchase Agreement, except as allowed by its terms or due to the other party’s material breach.  The Company may be liable for liquidated damages of $500,000 in similar circumstances.  The Company may also be liable for a $500,000 termination fee if it terminates the Purchase Agreement, subject to certain conditions.

In connection with the execution of the Purchase Agreement and on the same date, the Company entered into a Voting Agreement and Irrevocable Proxy (the “Voting Agreement”) with William E. Ladin, Jr. (CEO and Chairman of the Board of the Company), and Ambassador John Palmer and Steven G. Mihaylo (each are beneficial owners of more than 5% of the voting securities of the Company), as well as certain entities related to the foregoing. In each case, each person other than the Company who is party to the Voting Agreement entered into it solely in their capacity as a stockholder. The stockholders that are party to the Voting Agreement own approximately 58% of the total voting power of the Company in the aggregate (including common stock held by holders of preferred stock on an as-converted to common stock basis and vested options). The Voting Agreement (i) generally requires that the stockholders party thereto vote all of their shares of the Company’s voting stock in favor of the Asset Sale and against alternative transactions, (ii) generally requires that the stockholders party thereto take any actions necessary to cause the appointment of Mr. Mahaylo and other directors to the Company’s board of directors, (iii) includes an obligation for Mr. Mihaylo and his related entities to dismiss an existing suit against the Company and a conditional release of claims by and among the Company and the stockholders party thereto and (iv) generally requires that the stockholders party thereto not transfer their shares. In addition, in connection with the Voting Agreement, Justin McClure and Dean L. Greenberg delivered irrevocable proxies, only triggered upon the distribution of amounts received by the Company in connection with the Purchase Agreement (other than certain amounts held in escrow). The Voting Agreement terminates upon (a) the closing of the transactions contemplated under the Purchase Agreement or (b) the two year anniversary of executing the Voting Agreement.

APPROVAL OF THE ASSET SALE WILL BE SUBMITTED TO THE COMPANY’S SHAREHOLDERS FOR THEIR CONSIDERATION, AND THE COMPANY WILL FILE A DEFINITIVE PROXY STATEMENT TO BE USED TO SOLICIT SHAREHOLDER APPROVAL OF THE TRANSACTION WITH THE SECURITIES EXCHANGE COMMISSION (THE “SEC”).  A FREE COPY OF THE DEFINITIVE PROXY STATEMENT, AS WELL AS OTHER FILINGS WITH THE SEC CONTAINING INFORMATION ABOUT THE COMPANY AND THE TRANSACTION MAY BE OBTAINED, WHEN AVAILABLE, AT THE SEC’S WEBSITE AT WWW.SEC.GOV.  THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  THE COMPANY, ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE COMPANY’S SHAREHOLDERS IN CONNECTION WITH THE APPROVAL OF THE TRANSACTION. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY IS SET FORTH IN ITS ANNUAL REPORT ON FORM 10-K FOR THE MOST RECENTLY ENDED FISCAL YEAR, WHICH WAS FILED WITH THE SEC. INVESTORS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTEREST OF SUCH PARTICIPANTS BY READING THE PROXY STATEMENT REGARDING THE ASSET SALE WHEN IT BECOMES AVAILABLE.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Simultaneously with the execution of the Purchase Agreement and the Voting Agreement, Messrs. Justin McClure and Dean Greenberg tendered their irrevocable resignations as directors of the Company. These resignations are only effective upon the distribution of amounts received by the Company in connection with the Purchase Agreement (other than certain amounts held in escrow). There were no disagreements leading to the resignations of Messrs. McClure and Greenberg.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET AMERICA, Inc.

Date: April 20, 2015	By:	/s/ William E. Ladin, Jr.
Name: William E. Ladin, Jr.
Title: Chief Executive Officer